UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2020

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	59-2663954
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 5, 2020, the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) adopted a stockholder rights plan, as set forth in a Rights Agreement, dated as of May 5, 2020, between the Company and Computershare Inc., as rights agent (the “Rights Agreement”), and authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Share”) to stockholders of record at the close of business on May 21, 2020 (the “Record Date”). Except as set forth below, each Right, if it becomes exercisable, entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Share”) at a purchase price of $9.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement. In addition, one Right will automatically attach to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. The complete terms of the Rights are set forth in the Rights Agreement.

The Board adopted the Rights Agreement to ensure that the Board remains in the best position to fulfill its fiduciary duties and to enable all stockholders of the Company to receive fair and equal treatment. The Rights Agreement is intended to protect the Company and its stockholders from efforts to influence or obtain control of the Company by open market accumulation or other tactics without paying an appropriate premium, in each case, to enable all stockholders to realize the long-term value of their investment in the Company. Generally, the Rights Agreement works by imposing significant dilution upon any person or group that acquires ten percent (10%) (twenty percent (20%) in the case of certain passive institutional investors) or more of the Common Shares without the approval of the Board (such person, an “Acquiring Person”). As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following description of the terms of the Rights Agreement (which includes as exhibits thereto the Form of Certificate of Designations, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares) does not purport to be complete and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Rights

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding (or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares), and no separate Right Certificates will be distributed. Upon the occurrence of the

Distribution Date, the Rights will separate from the Common Shares and, as soon as practicable thereafter, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights. The “Distribution Date” is the earlier of (i) the close of business on the 10th day after the first date of public announcement that any person has become an Acquiring Person (such date, the “Shares Acquisition Date”) (or, if the 10th day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) and (ii) the close of business on the 10th day (or such later date as the Board shall determine, prior to such time as any person becomes an Acquiring Person) after the date that a tender or exchange offer by any person is first published, sent or given, if, upon consummation thereof, such person would become an Acquiring Person.

Until the earliest of the Distribution Date, the date that the Rights are redeemed by the Board and the date on which the Rights expire, (i) in the case of certificated shares, the Rights associated with the Common Shares represented by any certificate will be evidenced by such certificate and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such shares and the transfer of any Common Share in the book-entry account system of the transfer agent for such shares shall also constitute the transfer of the Rights associated with such shares. Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Shares of the Company. After the Distribution Date, the Rights may be transferred only on the registry book of the rights agent. Any Rights held by an Acquiring Person will become null and void and may not be exercised.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercisability

The Rights are not exercisable until the Distribution Date.

Flip In. In the event that any person or group becomes an Acquiring Person, all holders of Rights (not including the Rights of the Acquiring Person, which will have become null and void) may, for the Purchase Price, purchase Common Shares (or, in certain circumstances, Preferred Shares, other securities, cash, assets or a combination thereof) with a market value of twice the Purchase Price, based on the market value of the Common Shares.

Flip Over. In the event that, at any time after a person or group has become an Acquiring Person, (i) the Company or its subsidiaries are party to a merger with another company in which the Common Shares are converted into other securities, cash or property, or (ii) the Company sells or otherwise transfers 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to another company, all holders of Rights (not including the Rights of the Acquiring Person, which will have become null and void) may, for the Purchase Price, purchase shares of common stock of such other company with a then-current market value of twice the Purchase Price, based on the market price of such common stock prior to such merger or sale.

Expiration

Unless earlier redeemed or exchanged by the Company as described below, the Rights will expire at the close of business on May 4, 2021.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Shares, the Board may extinguish the Rights by exchanging one Common Share (or, in certain circumstances, Preferred Shares, other equity securities or a combination thereof which are deemed by the Board to have the same value as one Common Share, subject to adjustment) for each Right (not including the Rights of the Acquiring Person, which will have become null and void).

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reverse stock split or a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.

Preferred Share Provisions

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. The holders of the Preferred Shares will be entitled, in preference to the holders of Common Shares, to receive, when and if declared, quarterly dividends in an amount equal to the greater of (i) $1.00 per Preferred Share and (ii) an aggregate amount per Preferred Share subject to certain adjustments equal to 10,000 times the aggregate dividend amount declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of (x) $1.00 per Preferred Share (plus an amount equal to accrued and unpaid dividends and distributions thereon) and (y) an aggregate amount per Preferred Share subject to certain adjustments equal to 10,000 times the aggregate amount to be distributed per share to the holders of the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged (subject to certain exceptions), each ten-thousandth of a Preferred Share will be entitled to receive (subject to certain adjustments) the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

No fractional Preferred Shares will be issued other than fractions which are integral multiples of one ten-thousandth of a Preferred Share (which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, an adjustment in cash will be made based on the closing price of the Preferred Shares on the last trading day prior to the date of exercise.

Redemption

The Board may, at its option, at any time prior to such time as any person or group becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

The Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to, among other things, make any provisions with respect to the Rights, the Rights Agreement or otherwise, which the Company may deem necessary or desirable; provided, however, that from and after such time as any person or group becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the adoption of the Rights Agreement referenced in Item 1.01, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designations”). The Certificate of Designations was filed with the Secretary of State of the State of Delaware on May 6, 2020. The Certificate of Designations sets forth the rights, powers and preferences of the Preferred Shares.

The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Certificate of Designations is filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On May 6, 2020, the Company distributed a press release announcing the adoption of the Rights Agreement and declaration of a dividend of the Rights. A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Office Depot, Inc.

4.1	Rights Agreement, dated as of May 5, 2020, between Office Depot, Inc. and Computershare Inc., as Rights Agent.

99.1	Press Release of Office Depot, Inc. dated May 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020

OFFICE DEPOT, INC.

By:	/s/ N. David Bleisch
Name:	N. David Bleisch
Title:	EVP, Chief Legal & Administrative Officer and Corporate Secretary